AGREEMENT FOR SALE AND PURCHASE

OF BUSINESS ASSETS

This AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS (this “Agreement”), dated as of March ___, 2017 (the “Closing Date”), is between Pure Health Products, LLC, located at 5507-10 Nesconset Highway suite 125 Mount Sinai, NY 11761 (the “Seller”), and Wrapmail, Inc., a Florida corporation (the “Buyer”).

RECITALS

A. The Seller has Assets the Buyer wishes to purchase and Seller desires to sell to Buyer, subject to the terms and conditions of this Agreement.

AGREEMENT

The parties agree as follows:

Article I. ASSETS PURCHASED; LIABILITIES ASSUMED

Section 1.01 Assets Purchased. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell to the Buyer and the Buyer agrees to purchase from the Seller the following assets (the “Assets”), which shall exclude all cash held by Seller on the Closing Date:

(a)	The Seller’s domain name, “pureleafoil.com;” and

(b)	All patents, trademarks, trade names, copyrights, service marks, and domain names of the Seller as listed on Schedule 1.01, all registrations for them, all applications pending for them, and all other proprietary rights and intangible property of the Seller, including trade secrets, inventions, technology, software, operating systems, customer lists, customer relationships, customer agreements, customer understandings, drawings, blueprints, know-how, formulae, slogans, processes, and operating rights and all other similar items and all such items acquired by the Seller or coming into existence on or before the Closing Date.

Section 1.02 Liabilities Not Assumed.

(a)	The Buyer will not assume and will not be liable for any liabilities of the Seller, known or unknown, contingent or absolute, accrued or other, and the Assets will be free of all liabilities, obligations, liens, and encumbrances. Without limiting the generality of the foregoing and except as otherwise provided above, the Buyer will not be responsible for any of the following:

(i)	Liabilities, obligations, or debts of the Seller, whether fixed, contingent, or mixed, and whether based on events occurring before or after the Closing, including without limitation those based on tort, contract, statutory, or other claims or involving fines or penalties payable to any governmental authority;

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(ii)	Liabilities, obligations, or debts of the Seller for any federal, state, or local tax, including without limitation federal income taxes, state income and excise taxes, state and local real and personal property taxes, and federal, state, and local withholding and payroll taxes;

(iii)	Liabilities or obligations of the Seller to employees for salaries, bonuses, or health and welfare benefits or with respect to any profit-sharing, stock bonus, pension, retirement, stock purchase, option, bonus, or deferred compensation plan or for any other benefits or compensation (including without limitation accrued vacation);

(iv)	Liabilities or obligations of the Seller for employee severance payments or arrangements resulting from termination of the Seller’s employees;

(v)	Liabilities or obligations of the Seller relating to issuances of securities;

(vi)	Liabilities or obligations of the Seller incurred in connection with distributions to members or any corporate dissolution; or

(vii)	Liabilities or obligations of the Seller under any environmental law.

Article II. PURCHASE PRICE

The Purchase Price for the Assets (the “Purchase Price”) will be 5,000,000 restricted shares of the Company’s Common Stock (“Shares”). Seller acknowledges that the shares constitute “restricted securities,” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and cannot be resold unless such resale is registered under the Securities Act and applicable state securities laws or exempt from such registration provisions.

Article III. ALLOCATION OF PURCHASE PRICE

The Purchase Price will be as agreed between Buyer and Seller, and the Buyer and the Seller will be bound by that allocation in reporting the transactions contemplated by this Agreement to any governmental authority (including without limitation the Internal Revenue Service).

Article IV. CLOSING

Section 4.01 The transactions contemplated hereby shall close (“Closing”) on or before March ___, 2017 (“Closing Date”). On or before the Closing Date, the following documents shall be delivered:

(a) The Seller shall receive a certificate from the Buyer for 5,000,000 restricted Shares of the Company’s Common Stock.

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(b) The Buyer shall receive a Bill of Sale for all Assets from the Seller in such form as agreed to between Seller and Buyer.

(c) Both the Buyer and the Seller shall receive a copy of this Agreement, duly executed by the other party.

Article V. SELLER’S REPRESENTATIONS AND WARRANTIES

The Seller represents and warrants to the Buyer as follows:

Section 5.01 Corporate Existence. The Seller is a limited liability company duly incorporated and legally existing under the laws of the state of New York and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Seller has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate the Assets and to carry on its business as now conducted. The copies of the Seller’s charter documents and operating agreement that have been furnished to the Buyer’s counsel reflect all amendments made thereto at any time before the Closing Date and are correct and complete.

Section 5.02 Authorization. The Seller has duly authorized the execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which the Seller is a party, as the case may be. This Agreement and other documents referenced herein, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance. The execution and delivery by the Seller of this Agreement and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller, do not and will not (a) conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any Contract; (b) result in the creation of any lien, security interest, charge, or encumbrance on the Assets; (c) result in a violation of the operating agreement of the Seller or any law, statute, rule, or regulation to which the Seller is subject; or (d) result in a violation of any order, judgment, or decree to which the Seller is subject; or (e) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body.

Section 5.03 Distribution. The Shares are being acquired for the Seller’s own benefit without a view towards distribution.

Section 5.04 Investment. The Seller understands and accepts that an investment in the Shares is highly speculative and involves substantial risks, including those risks concerning illiquidity, transfer restrictions, governmental regulations and uncontrollable market conditions. The Seller is prepared to bear the economic risk of an investment in the Shares and is able to withstand a total loss of the Seller’s investment in Shares.

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Section 5.05 Brokers and Finders. Seller has not employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder’s fee, or other like payment.

Section 5.06 Transfer Not Subject to Encumbrances or Third-Party Approval. The execution and delivery of this Agreement by the Seller, and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, including any governmental subdivision or regulatory agency.

Section 5.07 Litigation. No action, suit, proceeding, order, investigation, or claim is pending or, to the best of the Seller’s knowledge, threatened against the Seller or its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; the Seller is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Seller’s knowledge, any governmental investigations or inquiries; and, to the best knowledge of the Seller, no basis exists for any of the foregoing.

Section 5.08 Accuracy of Representations and Warranties. None of the representations or warranties of the Seller contain or will at Closing contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading.

Article VI. REPRESENTATIONS OF BUYER

The Buyer represents and warrants to the Seller as follows:

Section 6.01 Company Existence. The Buyer is duly organized and legally existing under the laws of the state of Florida. The Buyer has all requisite corporate or individual power and authority to enter into this Agreement and to perform its obligations under it.

Section 6.02 Authorization. The execution, delivery, and performance of this Agreement have been duly authorized and approved by the board of directors and members of the Buyer. This Agreement constitutes a valid and binding agreement of the Buyer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, or similar laws affecting the enforcement of creditors’ rights or by the application of general principles of equity.

Section 6.03 Brokers and Finders. The Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder’s fee, or other like payment.

Section 6.04 No Conflict with Other Instruments or Agreements. The execution, delivery, and performance by the Buyer of this Agreement will not result in a breach or violation of, or constitute a default under, the Buyer’s Articles of Incorporation or Bylaws or any material agreement to which the Buyer is a party or by which the Buyer is bound.

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Section 6.05 Opinion Letters. Once the shares to be issued to Seller hereunder are eligible to be sold pursuant to Rule 144 under the Securities Act, Buyer shall have its attorney, or shall pay for an attorney of Buyer’s choosing to, draft an opinion letter that the shares are eligible to be sold pursuant to Rule 144.

Section 6.06 Accuracy of Representations and Warranties. None of the representations or warranties of the Buyer contain or will contain at Closing any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

Article VII. COVENANTS OF SELLER

Section 7.01 Seller’s Operation of Business Before Closing. The Seller agrees that between the date of this Agreement and the Closing, the Seller will:

(a)	Continue to operate the business that is the subject of this Agreement in the usual and ordinary course and in substantial conformity with all applicable laws, ordinances, regulations, rules, or orders, and will use its best efforts to preserve its business organization and to preserve the continued operation of its business with its customers, suppliers, and others having business relations with the Seller;

(b)	Not assign, sell, lease, or otherwise transfer or dispose of any of the Assets used in the performance of its business, whether now owned or hereafter acquired, except in the normal and ordinary course of business and in connection with its normal operation;

(c)	Maintain all the Assets other than inventory in their present condition, reasonable wear and tear and ordinary usage excepted, and maintain the inventory at levels normally maintained; and

(d)	Notify the Buyer promptly in the event of any material change in the Assets or the Seller’s business before Closing or any material adverse change in the financial condition of the Seller or of any breach of a representation or warranty provided in this Agreement.

Section 7.02 Access to Premises and Information. At reasonable times before the Closing, the Seller will provide the Buyer and its representatives with reasonable access during business hours to the assets, titles, contracts, and records of the Seller and will furnish such additional information concerning the Seller’s business as the Buyer from time to time may reasonably request.

Section 7.03 Conditions and Best Efforts. The Seller will use their best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of their obligations under this Agreement, and will do all acts and things as may be required to carry out their respective obligations under this Agreement.

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Section 7.04 No Negotiations with Others. Except as otherwise permitted by this Agreement, or with the Buyer’s prior written consent, the Seller will refrain, and will cause the Seller’s officers, directors, and employees and any investment banker, lawyer, accountant, or other agent retained by the Seller to refrain, from initiating or soliciting any inquiries or making any proposals with respect to, or engaging in negotiations concerning, or providing any confidential information or data to, or having any discussions with any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, the Seller. The Seller will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing.

Section 7.05 Press Releases. No notice to customers, press release, or other public announcement concerning the transactions contemplated by this Agreement will be made by the Seller without the Buyer’s prior written consent, which consent will not be unreasonably withheld; but, however, nothing in this section will prevent a party from supplying such information or making statements as required by governmental authority or as necessary for a party to satisfy its legal obligations (prompt notice of which must in any such case be given to the other party or parties).

Article VIII. CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS

The obligation of the Buyer to purchase the Assets is subject to the fulfillment, before or at the Closing, of each of the following conditions, any one or portion of which may be waived in writing by the Buyer:

Section 8.01 Representations, Warranties, and Covenants of Seller. All representations and warranties made in this Agreement by the Seller will be true in all material respects through the Closing and the Seller will not have violated or will have failed to perform in accordance with any covenant contained in this Agreement.

Section 8.02 Licenses and Permits. The Buyer will have obtained all licenses and permits from public authorities necessary to authorize the ownership and operation of a business using the Assets.

Section 8.03 No Suits or Actions. At the time of the closing, no action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened, against the Seller or the Buyer or any of their affiliates, associates, officers, or directors, seeking to restrain or prevent or questioning the validity of the transactions contemplated by this Agreement.

Section 8.04 Material Adverse Change. From the date of this Agreement to the Closing, the Seller will not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to any Schedule to this Agreement) in its business prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise), or operations.

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Section 8.05 Corporate Action. The Seller will have furnished to the Buyer a copy, certified by the Seller’s secretary or assistant secretary, of the resolutions of the Seller authorizing the execution, delivery, and performance of this Agreement.

Article IX. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of the Seller to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the fulfillment, before or at the Closing, of each of the following conditions, any one or a portion of which may be waived in writing by the Seller:

Section 9.01 Representation, Warranties, and Covenants of Buyer. All representations and warranties made in this Agreement by the Buyer will be true in all material respects through the Closing, and the Buyer will have neither violated nor failed to perform in accordance with any covenant contained in this Agreement.

Section 9.02 Corporate Action. The Buyer will have furnished to the Seller a copy, certified by the Buyer’s secretary or assistant secretary, of the resolutions of the Buyer authorizing the execution, delivery, and performance of this Agreement.

Article X. RISK OF LOSS

The risk of loss, damage, or destruction to any of the Assets will be borne by the Seller before the Closing. In the event of such loss, damage, or destruction, the Seller, to the extent reasonable, will replace the lost property or will repair or cause to repair the damaged property to its condition before the damage. If replacement, repairs, or restorations are not completed before the Closing, then the purchase price will be adjusted by an amount agreed on by the Buyer and the Seller that will be required to complete the replacement, repair, or restoration after the Closing. If the Buyer and the Seller are unable to agree, then the Buyer, at its sole option and notwithstanding any other provision of this Agreement, and on notice to the Seller, may rescind this Agreement and declare it to be of no further force and effect, in which event there will be no closing of this Agreement and all the terms and provisions of this Agreement will be deemed null and void.

Article XI. INDEMNIFICATION AND SURVIVAL

Section 11.01 Survival of Representations and Warranties. All representations and warranties made in this Agreement will survive the Closing of this Agreement. The representations and warranties in this Agreement will terminate two years after the Closing Date, and such representations or warranties will thereafter be without force or effect, except for any claim with respect to which notice has been given to the potentially indemnifying party before such expiration date.

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Section 11.02 Seller’s Indemnification.

(a)	The Seller agrees to indemnify, defend, and hold the Buyer, its successors, and assigns harmless from and against any and all claims, liabilities, obligations, costs, expenses, and reasonable attorney fees (collectively, “Damages”) arising out of or related to:

(i)	Any breach or inaccuracy of any representation or warranty of the Seller made in this Agreement;

(ii)	Any failure by the Seller to perform any covenant required to be performed by it pursuant to this Agreement; and

(iii)	Any liability or obligation of the Seller arising out of or in connection with the ownership, use, condition, maintenance, or operation of the Seller’s business or the Assets by the Seller or its members on or before the Closing.

(b)	If any claim is asserted against the Buyer that would give rise to a claim by the Buyer against the Seller for indemnification under this Section 11.02, then the Buyer will promptly give written notice to the Seller concerning such claim and the Seller will, at no expense to the Buyer, defend the claim.

Section 11.03 In the event of any Damages for which the Buyer has a right to indemnity under this Agreement, the Buyer will be entitled to offset the amount of such Damages against any unpaid amount of the Purchase Price remaining payable. On giving notice of a claim for indemnity pursuant to this Section 11.03, the Buyer will have the right to withhold payment of that portion of the Purchase Price that equals the amount of the estimated Damages, and such withholding will not constitute a default under this Agreement. The right to indemnification for the Buyer will not be limited to the amount of setoff under this section.

Article XII. TERMINATION OF AGREEMENT

Section 12.01 Right of Parties to Terminate. Either party may terminate this Agreement prior to Closing if the other party breaches any of its obligations or representations under this Agreement in any material respect.

Section 12.02 Effect of Termination. If either the Buyer or the Seller decides to terminate this Agreement, such party will promptly give written notice to the other party to this Agreement of such decision. In the event of a termination of this Agreement, the parties to this Agreement will be released from all liabilities and obligations arising under this Agreement with respect to the matters contemplated by this Agreement, other than for damages arising from a breach of this Agreement.

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Article XIII. MISCELLANEOUS PROVISIONS

Section 13.01 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

Section 13.02 Waiver. Any provision or condition of this Agreement may be waived at any time, in writing, by the party entitled to the benefit of such provision or condition. Waiver of any breach of any provision will not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

Section 13.03 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of New York without reference to, and regardless of, any applicable choice or conflicts of laws principles.

Section 13.04 Execution of Agreement; Counterparts; Electronic Signatures.

(d) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties; it being understood that all Parties need not sign the same counterparts.

(e) The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

Section 13.05 Further Assurances. Each of the parties hereto shall from time to time at the request of the other party hereto, and without further consideration, execute and deliver to such other party such further instruments of assignment, transfer, conveyance and confirmation and take such other action as the other party may reasonably request in order to more effectively fulfill the purposes of this Agreement.

Section 13.06 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision hereof is determined by a court of competent jurisdiction or an arbitrator to be invalid or unenforceable, such provision shall be limited to the extent necessary to make it valid and enforceable, or if necessary, severed from this Agreement, and the remainder of the Agreement shall be in full force and effect.

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Section 13.07 Attorneys’ Fees. If either party brings a claim or lawsuit against the other party to this Agreement to interpret or enforce any of the terms of this Agreement, the prevailing party shall, in addition to all other damages, be entitled to reasonable attorneys’ fees and costs, costs of witnesses, and costs of investigation from the non-prevailing party.

Section 13.08 Amendment and Termination. This Agreement may be amended or terminated only upon a writing executed by both Buyer and Seller.

Section 13.09 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Buyer and Sellers and their respective successors and assigns. Whenever appropriate in this Agreement, references to Buyer or Sellers shall be deemed to refer to such company’s successors or assigns. Notwithstanding, neither Party may assign this Agreement without the written consent of the other Party

Section 13.10 Equitable Relief. Each Party is entitled to bring an action for temporary or preliminary injunctive relief at any time in any court of competent jurisdiction in order to prevent irreparable injury that might result from a breach of this Agreement.

The parties enter into this Agreement as of the date first written above.

Wrapmail, Inc.

By:
Marco Alfonsi, its CEO

Pure Health Products, LLC Pure Health Products, LLC

By:	By:

Printed:	Printed:

Title:	Title:

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